                                                                    EXHIBIT 10.8

                                             Confidential Treatment Requested by
                                              Avistar Communications Corporation


                                 [AVISTAR LOGO]



                          PREFERRED SUPPLIER AGREEMENT


                                     between


                              AVISTAR SYSTEMS L.P.


                                       and


                                  TANDBERG INC.





                      EFFECTIVE DATE: JUNE 24, 1997
                   AGREEMENT NUMBER:_________________________









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                              AVISTAR SYSTEMS, L.P.
                                 TANDBERG, INC.
                          PREFERRED SUPPLIER AGREEMENT

        THIS Preferred Supplier Agreement (the "Agreement") is entered into as of this 24th day of June 1997 (the "Effective Date") by and between Avistar Systems LP, a Nevada limited partnership having a place of business at 264 Village Blvd, #2B, Incline Village, Nevada 89452 ("Avistar") Tandberg, Inc., a US corporation, having a place of business at 360 Herndon Parkway, Suite 2200, Herndon, VA 20170 ("Tandberg" or "Company").


                                    RECITALS

        A. Tandberg is in a position to offer Avistar high quality, video technology for incorporation into Avistar's collaborative multimedia products. As a major OEM supplier, Tandberg is prepared to support the purchase and resale by Avistar to Avistar Customers by ensuring the quality, on-time delivery and competitive pricing of its products and, in particular Tandberg's Video Network Gateway Codec product known as the Tandberg TC 2000 (previously know as the Tandberg 6000/6000i), which is further specified as set forth in Exhibit A ("Product Specifications") (the "Tandberg TC 2000"). Such support shall occur solely in accordance with the terms of this Agreement.

        B. Avistar, a developer and manufacturer of certain computer software, hardware and networking products which enable collaborative multimedia applications, has made substantial investments in resource, time and development effort in exploring the feasibility of utilizing Tandberg's Tandberg TC 2000 as a component of the Avistar Systems and to achieve FCC, EC and other regulatory approval for such combined product. Avistar now wishes to acquire such Tandberg TC 2000 for such purposes based upon its investigation into Tandberg, its facilities and its products.

        C. Tandberg is willing to manufacture and sell Tandberg TC 2000 units to Avistar, and Avistar is willing to purchase Tandberg TC 2000 units from Tandberg, subject to and in accordance with the provisions of this Agreement.

        D. In addition to the purchase and sale aspects of this Agreement, the parties believe that substantial mutual benefit could be derived through the further development of the relationship in the future and upon gaining a deeper understanding of each others products. To facilitate such effort, the parties will each provide the other certain of its products as development and demonstration as further described below in Section 8 of this Agreement.

        E. In considerations for the benefits to be received under this Agreement, subject to further agreement to be reached and executed, Tandberg may also be willing to support Avistar's marketing endeavors by promoting Avistar's collaborative multimedia products at major trade shows at which Tandberg exhibits and by issuing a statement of Tandberg's endorsement of such applications for Avistar's public relations use. Similarly, Avistar may be willing to endorse Tandberg's Product and designate it a Preferred Product.

        F. In considerations for the benefits to be received under this Agreement, subject to further agreement to be reached and executed within thirty
(30) days from the Effective Date,


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                                             Confidential Treatment Requested by
                                              Avistar Communications Corporation



Avistar and Tandberg may enter into an arrangement whereby Avistar will assist Tandberg by taking hotline support calls from Tandberg's US and Canadian customers on its behalf through Avistar's twenty-four hour Telephone Support Center.


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                                             Confidential Treatment Requested by
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                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, Avistar and Tandberg agree as follows:

I       DEFINITIONS

        1.1 "Conforming Unit" means each Tandberg TC 2000 which conforms to the Specifications, specifically the requirement to operate at less than 300 (formal verification procedure to be determined by mutual agreement of the parties) ms round-trip latency, and which is free from defects in materials and workmanship.

        1.2 "End Date" means the date two (2) years following the date of delivery by Tandberg of the first order as specified in Section 2.1(b) or such subsequent date as is mutually agreed by Avistar and Tandberg.

        1.3 "Order Date" means the order date specified in Tandberg's order acknowledgment for units of the Tandberg TC 2000.

        1.4 "Specifications" means the functional and technical specifications of the Tandberg TC 2000, which are attached as Exhibit A ("Tandberg TC 2000 Specifications").


II      PRODUCT ORDERING, PAYMENT, PRICING, ETC.

        2.1 Ordering and Shipment.

               (a) Avistar expects to purchase approximately * Tandberg TC 2000 units, or more, during the Initial Term of this Agreement but no less than * Tandberg TC 2000 units. Avistar agrees to provide Tandberg with a non-binding forecast, updated quarterly, of Avistar's anticipated requirements for Tandberg TC 2000 units, by quarter, during the four (4) quarter period following each such forecast. Tandberg acknowledges that such forecasts are estimates only, are inherently uncertain, and are not purchase orders or otherwise binding on the parties provided that Avistar understands that such estimates are utilized as a guideline in determining production requirements, thereby possibly having an impact on delivery scheduling.

               (b) Subject to meeting the Specifications by the requested shipment date as described in Exhibit A, this Agreement shall constitute Avistar's initial purchase order of * Tandberg TC 2000 units. Tandberg may invoice Avistar, in advance, for * TC 2000 units in conjunction with delivery of the Avistar Units described in Section 8. Payment terms for the * units will be net thirty days. Avistar requests shipment by August 1, 1997 or as soon thereafter as possible and, in no event, later than thirty (30) days thereafter. Ship to address will be the following Avistar location:

                                            Avistar Systems, L.P.
                                            992 San Antonio Rd
                                            Palo Alto, CA   94303


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.


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                                             Confidential Treatment Requested by
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               (c) Provided that Avistar is not in breach of one or more of the terms of this Agreement, Tandberg shall, within ten (10) days of each Avistar purchase order, issue a written acknowledgment of Avistar's purchase order. Avistar's purchase orders may be canceled without penalty provided written notice thereof is received by Tandberg at least forty-five (45) days prior to Avistar's requested shipment date. Within forty-five (45) days prior to Avistar's requested shipment date, orders may be rescheduled by up to ninety
(90) days without penalty or canceled subject to a cancellation penalty of *. Tandberg shall comply with all instructions of Avistar to reschedule shipments provided that Tandberg receives such rescheduling instructions at least thirty
(30) days prior to Avistar's requested shipment date.


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.


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                                             Confidential Treatment Requested by
                                              Avistar Communications Corporation


Tandberg agrees to ship units of the Tandberg TC 2000 to Avistar in accordance with shipment dates, routing instructions, quantities, shipping addresses, and manners of shipment specified in Avistar's purchase orders provided that such dates, instructions, quantities, shipping addresses and manners of shipment specified are not in violation of the terms of this Agreement.

               (d) Tandberg shall not be in breach based on a failure to timely ship units as to which Avistar's purchase order is received less than thirty
(30) days prior to the requested shipment date. However, Tandberg agrees to use all reasonable efforts to provide units with less than thirty (30) days lead-time where Avistar designates a purchase order as a "Priority Order." Tandberg acknowledges that its failure to ship units by Avistar's requested shipment date (but not sooner than thirty (30) days following receipt of Avistar's purchase order) (the "Required Shipment Date") may damage Avistar's ability to fulfill Avistar's obligations to its customers. Tandberg therefore agrees to use its best efforts to make on time deliveries.

        2.2 Product Availability. Tandberg agrees to maintain the Tandberg TC 2000, or substantially equivalent enhanced version, in production and make it available for purchase by Avistar for any term of this Agreement. Thereafter, Tandberg may cease availability of the Tandberg TC 2000 if Tandberg has given nine (9) months prior written notice to Avistar provided that supplies are still reasonably available on substantially similar material terms as of the date thereof. Such notice shall specify the date of final availability of the Tandberg TC 2000 units from Tandberg and, after Avistar's receipt of such notice, Tandberg shall not be obligated to accept Avistar's purchase orders specifying shipment dates for Tandberg TC 2000 units subsequent to the date of final availability. Tandberg agrees to provide maintenance and support for Tandberg TC 2000 for at least * from the Effective Date, but no less than the initial and any subsequent renewal terms of this Agreement.

        2.3 Payment Terms; Invoices. Tandberg may invoice Avistar for Tandberg TC 2000 units following shipment (but not earlier than Avistar's requested shipment date, as it may have been rescheduled under subsection (b) of Section
2.1 (Ordering and Shipment)). Avistar shall pay such invoices within * receipt. Each invoice shall indicate the shipping date and method, the destination address, the model number(s) of the units shipped, and be accompanied by a bill of lading or other documentation issued by the carrier. At Tandberg's discretion, late fees of *, or the maximum charge permitted by law, whichever is less, will be charged on any overdue accounts which remain overdue beyond * from payment due date. Tandberg may suspend shipments in the event Avistar's account becomes delinquent and overdue for more than * from the payment due date and Avistar waives any claims for any and all damages resulting from such suspended shipments.

        2.4 Shipments. Shipments shall be packaged (i) in accordance with good commercial practice and (ii) in a manner acceptable to common carriers and suitable for air transport. Shipment terms shall be F.O.B. Sterling, Virginia for US deliveries and FOB Oslo, Norway for all other countries, unless otherwise agreed in writing by the parties.

        2.5 Prices.

               (a) During the Initial Term of this Agreement, on the basis of a retail price of *, the unit price of each Tandberg TC 2000 purchased by Avistar hereunder shall be in accordance with the pricing table below. In the event Tandberg's published retail price for Tandberg TC 2000 is reduced, Avistar shall pay at an equivalent discount percentage basis off the new lower retail price.

        Pricing Table - Tandberg TC 2000 Units (US Dollars) *



* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.




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                                             Confidential Treatment Requested by
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               (b) Avistar and Tandberg shall negotiate in good faith, beginning
* prior to Initial Term expiration, or such other date as is mutually agreed in writing, and on each subsequent anniversary thereof, to determine (based on changes in Tandberg's costs and Avistar's volume and prices of similar commercially available equipment) any price changes applicable for the following contract term. The parties may, at any time, upon mutual written agreement revise the discount schedule to reflect a lower price if Avistar's purchase volumes warrant it.

        2.6 Product Enhancements. Tandberg agrees to keep Avistar fully informed of any improvements to the Tandberg TC 2000 and all developments by Tandberg of other products with similar or enhanced functionality. Specifically, Tandberg agrees to give due consideration to Avistar's requested * requirements as identified in Exhibit A attached hereto and to consider, as a priority, inclusion or some or all of the identified functionality. Tandberg agrees to consult with Avistar concerning such improvements and developments with the objective of avoiding incompatibility with Avistar's tooling and applications involving the Tandberg TC 2000. However, nothing in this provision shall be construed as forming a binding commitment on the part of Tandberg to include in its development plan any or all of Avistar's requested * requirements. Tandberg shall give Avistar the opportunity, on terms not less favorable than those offered herein and to other customers of Tandberg purchasing in substantially the same quantities as Avistar, to purchase such similar or enhanced products. Avistar agrees to keep Tandberg fully informed of any improvements and/or enhanced functionality of any Avistar Systems.

        2.7 Problem Reports. In addition to the requested data identified in Exhibit A which shall be submitted to Avistar in conjunction with execution of this Agreement, Tandberg shall promptly notify Avistar of any matter which has delayed or could delay product quality or scheduled deliveries, including details of the anticipated effects on Tandberg's performance of its obligations under this Agreement and keep Avistar updated on known problems and failure rates of the Tandberg TC 2000.


III     ACCEPTANCE; WARRANTY; INDEMNIFICATION

        3.1 Product Acceptance. For each unit of the Tandberg TC 2000, Avistar shall have * from the date such unit is received by Avistar (the "Acceptance Period") to examine and test the unit to determine whether its is a Conforming Unit. Tandberg shall provide Avistar certificates of the Tandberg TC 2000 conformance to specifications. During the Acceptance Period for each unit, Avistar may (i) accept the unit or (ii) reject the unit by notifying Tandberg in writing of the manner in which the unit fails to conform. In the event that a unit is rejected, Avistar may, at Tandberg's expense and without cost to Avistar, return the unit to Tandberg, freight collect, for repair or replacement with a new Conforming Unit. Avistar shall obtain a Return Material Authorization Number from Tandberg which Avistar shall refer to on all boxes containing the rejected unit(s). Units that are replaced or repaired pursuant to this section shall be subject to a new Acceptance Period. The product warranty period set forth in Section 3.2 (Product Warranty) below shall run from Avistar's acceptance of a Conforming Unit. Non-conforming, rejected units shall be replaced promptly, but in no event later than * from notice of rejection and return of the rejected units to Tandberg by Avistar. Failure by Avistar to reject in accordance with the terms of this Section 3.1 shall be deemed an acceptance of such unit(s) by Avistar.

        3.2 Product Warranty.


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.



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                                             Confidential Treatment Requested by
                                              Avistar Communications Corporation


               (a) Tandberg warrants to Avistar that, for a period of * from the date of Avistar's shipment to Avistar's customer of a product incorporating a Tandberg TC 2000 unit (but no longer than * from the date of Tandberg's shipment to Avistar), such Tandberg TC 2000 unit will continue to be a Conforming Unit. This warranty shall not apply to the Tandberg TC 2000 units not used in accordance with any normal operating conditions described in the Specifications. Tandberg agrees to promptly ship within * replacement units to Avistar for all Tandberg TC 2000, or components thereof, that fail and are deemed inoperable. Tandberg shall ship such replacements components to Avistar as promptly as reasonably possible.



* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.




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                                             Confidential Treatment Requested by
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Such replacement units shall be shipped to the address requested by Avistar, if different from Avistar's Palo Alto facilities Tandberg shall be responsible for all costs of shipping defective units to Avistar up to an amount equivalent to the domestic shipping rate within the US for US orders and the inter-country European rate for international orders. Avistar shall obtain a Return Material Authorization Number from Tandberg which Avistar shall refer to on all boxes containing the rejected unit(s). Thereafter, Tandberg shall only be obliged to provide service, repair and maintenance to Avistar subject to the purchase of maintenance services from Tandberg under provisions to be mutually agreed by the parties. All failed units must be return by Avistar to Tandberg promptly but no later than * of receipt of replacement units. Failure to do so may result in suspension of all further service or replacement units until Avistar returns failed units or provides Tandberg payment/purchase order to cover such failed units. Avistar shall be responsible for the packing and shipping to all such units returned to Tandberg.

               (b) The above warranty shall be null and void if the Tandberg TC 2000 provided hereunder have (i) been modified by persons or companies other than Tandberg or as otherwise authorized, in writing, by Tandberg; or (ii) not been properly stored or maintained. This warranty is limited to repair or replacement of defective parts. Except as otherwise stated elsewhere in this Agreement, all risk of loss and costs incurred in connection with the transportation of defective parts shall be borne by Avistar.

               (c) Avistar acknowledges and agrees that the warranty provided herein is to Avistar only. Avistar shall provide a warranty directly to each of its customers at its discretion, and will include language disclaiming the implied warranties of merchantability, fitness for a particular purpose, and shall not provide any warranty on behalf of Tandberg. Avistar will make no representations or warranties on behalf of Tandberg. Upon written demand, Avistar will indemnify and defend Tandberg against all claims and damages of a third party, including attorney's fees, resulting from any acts, omissions or misrepresentations of Avistar or its employees or agents. Tandberg's liability cannot be expanded or modified by any statements made by Avistar, its employees and/or agents which are the sole and exclusive responsibility of Avistar.

               (d) NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, COMPENSATORY, OR CONSEQUENTIAL DAMAGES ARISING IN ANYWAY UNDER THIS AGREEMENT, INCLUDING DAMAGES FOR LOSS OF ANTICIPATED PROFITS. EXCEPT AS PROVIDED ABOVE, TANDBERG MAKES, AND AVISTAR RECEIVES, NO WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY FOR ANY IMPLIED WARRANTY OR CONDITION OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


        3.3 Buffer.

               (a) Off-site Buffer. Tandberg will maintain, in stock at its facilities, a number of Tandberg TC 2000 buffer units ("Buffer Units") which, in the event of at Avistar's urgent request for advance replacement of failed

Tandberg TC 2000 units *, and shall be adjusted, if necessary, based on Avistar's installed base and the reported failure rates. Avistar shall not pay for such Buffer Units provided Avistar shall, *, return the failed units to Tandberg in exchange for the Buffer Units. Tandberg's obligation to provide Avistar with such Advance Replacement units shall not exceed a maximum of * units simultaneously, except where, Tandberg at its sole discretion wishes to do so.


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.



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                                             Confidential Treatment Requested by
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               (b) Quarterly Report. At Avistar's request, Tandberg agrees to provide a summary of failure rate percentages of the Tandberg TC 2000 based on Tandberg's installed population in a form to be determined by Tandberg in its sole discretion provided that the information is presented so as to be easily understood.

        3.4 Service and Support

               (a) Customer Service. Avistar shall provide maintenance and field service to Avistar's customers. However, from the Effective Date, Tandberg agrees to provide * number of hours per month of telephone technical consultation to Avistar in connection with Tandberg TC 2000 units for both customer problems and for technical issues which arise in regards to the Tandberg TC 2000 interfacing with Avistar products, including Avistar's development of the necessary software to integrate to the Tandberg TC 2000, not to exceed * per month. Such telephone consultation will be provided by qualified Tandberg personnel at no additional charge to Avistar. At Avistar's request, but no more than * annually, a minimum of * Avistar engineers shall be provided Tandberg TC 2000 training in order to become more familiar with all functions and features of the Tandberg TC 2000 at Tandberg's facilities where it offers such training. Avistar will be fully responsible for the travel and living expenses of its personnel attending such training.

               (b) First Line Maintenance Support. For the Initial Term of this Agreement, Avistar shall pay an annual Support Fee to Tandberg which shall be equal * of the purchase price of each TC 2000 unit times the number of units purchased in such term, provided that in no event shall such Support Fee be less than *. The Support Fee will be paid incrementally, in conjunction with the product fees, as further described in Section 2.5(a) provided that in no event will Avistar be required to pay an additional Support Fees beyond * during such period and that Avistar shall have paid at least the minimum amount, *, by the end of *. In consideration for such Support Fee, Tandberg shall provide Avistar all updates and enhancements (including applicable manuals and documents) which are released for the Tandberg TC 2000 during any term of this Agreement, in a form which allows Avistar to copy and transfer the updates and associated documentation ("Releases") to its Customer. Avistar shall be responsible for the testing, distribution and installation of such Releases to its customers utilizing the software release key provided to it by Tandberg based on the serial number of each TC2000 unit. Additionally, an extension of the warranty provided in Section 3.2 above, including advance replacements for hardware failures shall be provided as part of the Support Fee. In the event Avistar requires on-site support or assistance from Tandberg on its behalf or on behalf of Avistar customers, the parties will first mutually agree, in writing, acceptable rates for on-site support. Avistar shall be permitted to elect a `no-support' option whereby, on each anniversary date of this Agreement, Avistar may choose not to pay the Support Fee and Tandberg shall have no further obligation to provide Avistar the afore mentioned Releases.

               (c) Notwithstanding the foregoing, software upgrades as provided in Section 3.4(b) above shall NOT include software packages considered as products in their own right, i.e., Major new releases containing new functionality.

               (d) The Support Fee for each subsequent renewal period shall be discussed and agreed by the parties in conjunction with the product fees as described in Section 2.5 above.


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.



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                                             Confidential Treatment Requested by
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        3.5 Indemnification.

               (a) Tandberg agrees to defend, indemnify and hold harmless Avistar (including Avistar's subsidiaries, affiliates and distributors) and Avistar's customers from all damages and legal expenditures incurred as a result of a claim that (i) the Tandberg TC 2000 or spare part or the use or transfer of a the Tandberg TC 2000 or spare part sold or delivered hereunder ("Infringing Item") constitutes an infringement of any patent, copyright, trade secret or other proprietary right, worldwide, of any third party or (ii) damage to a third party has been directly caused by a defect in a the Tandberg TC 2000 or spare part. Avistar shall notify Tandberg promptly of any such claim, tender to Tandberg the right to control and direct the investigation, preparation, defense and settlement of such claim, and provide Tandberg with necessary information in connection with the foregoing. If Tandberg receives notice of an alleged infringement, or if the use of an Infringing Item shall be prevented based on an alleged infringement, Tandberg shall (at Tandberg's option and expense) either
(i) obtain the right to continued use or transfer of such Infringing Item, (ii) modify such Infringing Item so that it no longer infringes, or (iii) substitute other non-infringing equipment. Any modified or substituted equipment shall conform to the Specifications.

               (b) Avistar agrees to indemnify and hold Tandberg harmless from all damages and legal expenditures incurred as a result of a claim that arises out of any misrepresentations of the Tandberg TC 2000 or negligent or intentional acts or omissions of Avistar and its employees provided that Tandberg notifies Avistar promptly of any such claim, tenders to Avistar the right to control and direct the investigation, preparation, defense and settlement of such claim, and provides Avistar with necessary information in connection with the foregoing.


IV      FCC APPROVAL; ENGINEERING CHANGES

        4.1 Regulatory and FCC Approval. Tandberg warrants that its products have obtained at minimum, the Regulatory Approvals listed in the Specifications, including those listed below, and have been so certified (including other such regulatory requirements as may be necessary and as agreed by the parties from time to time):

        FCC, CE, UL, CSA, JATE, VDE, TUV

Upon request by Avistar, Tandberg shall promptly provide Avistar the appropriate certificate/approval paperwork. Avistar shall have primary responsibility for obtaining any required approval of Avistar's products incorporating Tandberg TC 2000 units as a component ("Combined Products"). However, if Avistar encounters difficulty in obtaining such approval, then Tandberg agrees to work in good faith reasonably to assist Avistar to determine whether Tandberg TC 2000 redesign is required and/or to determine other mutually acceptable means of resolving the problem; provided that where such failures occur in the Tandberg TC 2000 standing alone, Tandberg shall assume the responsibility to obtain the necessary approvals and certification as stated in this Section 4.1.


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        4.2 Prior Approval. Subject to the provisions of Section 2.2 ("Product
Availability") above, in the event Tandberg intends to make any changes to the Specifications or design of the Tandberg TC 2000 in any manner that (i) adversely affects quality levels or FCC or other regulatory compliance or (ii) affects form, fit, function or interface, Tandberg will notify Avistar, in advance, of such planned changes providing sufficient detail so that Avistar may determine whether such change would in any way (i) adversely affects quality levels or FCC or other regulatory compliance, (ii) affects form, fit, function or interface, or (iii) Avistar's ability to communicate with the Tandberg TC 2000 unit or Control Interface. In the event Tandberg's planned changes are likely to trigger any of the events listed in (i), (ii) or (iii) then Tandberg agrees that it shall continue to supply Avistar the unchanged Tandberg TC 2000 units which comply to the Specifications pursuant to the terms of this Agreement until such time as Avistar is able to accept the changed Tandberg TC 2000 units. When requested by Avistar, Tandberg shall in good faith review planned changes and work together with Avistar to determine what changes, and in what timeframe, Avistar will need to make to the Avistar System to accommodate the requested Tandberg changes so that Avistar is utilizing the most current Tandberg TC 2000 units.

        4.3 Avistar-Requested Changes. If Avistar requests a change in the design or Specifications of the Tandberg TC 2000 (except for the additional latency reduction requirements currently identified in Exhibit A), and where, at its sole discretion, Tandberg is able and willing to make such Avistar requested change, Tandberg will use its reasonable efforts to provide, within thirty (30) days of each such request, the cost and schedule for implementing the change. If Avistar approves Tandberg's cost and schedule, the parties shall amend this Agreement accordingly.


V       DOCUMENTATION, LICENSES, ETC.

        5.1 Documentation.

               (a) During any term of this Agreement and until all units purchased by Avistar hereunder are resold, or as applicable, returned to Tandberg, Tandberg shall provide Avistar technical and user manuals and documentation which are available for release applicable to the Tandberg TC 2000 sufficient in detail to enable Avistar to perform engineering support, maintenance and inspection of the Tandberg TC 2000 units ("Documentation"). Tandberg shall notify Avistar and promptly provide Avistar with copies of any revisions or additions to the above Documentation. All such Documentation shall initially be delivered to Avistar no later than delivery of the first order shipped to Avistar hereunder; updated Documentation shall be provided to Avistar upon availability.

               (b) Tandberg hereby grants Avistar an irrevocable, worldwide, royalty-free license, under all intellectual property rights of Tandberg and its affiliates, to translate, modify and prepare derivative works based upon, reproduce and distribute Documentation referred to in subsection (a) above for Avistar's own use and that of its Customers, but for no other purpose unless expressly authorized in writing by Tandberg.


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        5.2 Combination Products. During any term of this Agreement, and until all units purchased by Avistar hereunder are resold or, as applicable, returned to Tandberg, Tandberg hereby grants to Avistar a nonexclusive, irrevocable, royalty-free, worldwide license, including the right to sublicense, under all intellectual property rights of Tandberg and its affiliates (presently in effect or which become effective during the term hereof) in the TC 2000 to manufacture and have manufactured, use, demonstrate, sell, support and maintain an Avistar product incorporating a Tandberg TC 2000 unit as a component provided that Avistar expressly acknowledges and agrees that this Agreement does not grant Avistar any rights to manufacture or have manufactured any unit similar to the Tandberg TC 2000, in violation of (i) Tandberg's intellectual property rights;
(ii) the confidentiality obligations it assumes hereunder; or (iii) a provision of this Agreement.


VI      CONFIDENTIALITY;

        6.1 Disclosure Agreement. All information which Avistar has provided prior to the Effective Date, or subsequently provides, to Tandberg in connection with this Agreement and the transactions and matters contemplated hereby shall be governed by that certain Confidential Disclosure Agreement between the parties and dated as of 11/13/96 (the "Disclosure Agreement"). Without limitation, Tandberg agrees to treat information previously provided by Avistar as confidential information, notwithstanding that such information may not have been marked as required by Section 1 (Definition of Confidential Information) of the Disclosure Agreement. Such information shall be used by Tandberg solely for the purpose of performing its obligations to Avistar as provided herein.

        6.2 Disclosure Agreement. All information which Tandberg has provided prior to the Effective Date, or subsequently provides, to Avistar in connection with this Agreement and the transactions and matters contemplated hereby shall be governed by that certain Confidential Disclosure Agreement attached hereto as Exhibit C. Without limitation, Avistar agrees to treat information previously provided by Tandberg as confidential information in conformance with the provisions of the Confidential Agreement. Such information shall be used by Avistar solely for the purpose of performing its obligations to Tandberg as provided herein.

        6.3 Possibility of Alternative Arrangements. The parties agree to discuss in good faith an expanded relationship between them providing for one or more of the following: (a) coordination and sharing of the parties' technical know-how relating to Tandberg TC 2000 technology and associated matters; (b) Tandberg's purchase and resale of Avistar's product; (c) Tandberg's manufacture of Combined Product under license from Avistar; (d) Tandberg's resale of the Combined Product manufactured by Tandberg to Avistar at a mutually agreed price;
(e) Tandberg's resale of the Combined Product manufactured by Tandberg to third parties (subject to royalty payments to Avistar calculated as a percentage of Tandberg's revenue from such third party sales). Notwithstanding the foregoing, no such agreement shall be in effect without the express, written mutual agreement of the parties, if any.

        6.4 Mutual Patent Acknowledgment. The parties each claim ownership of certain patents, technology and other such intellectual property rights related to their products. In consideration for entering into this Agreement, each party acknowledges the ownership claims of the other and agrees that neither party will assert any patent or other intellectual property claims against the other based on rights asserted or patents filed as of the Effective Date nor shall either party voluntarily participate in, or assist in, such an assertion or claim, direct or indirect, by a third party.


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VII     TERM AND TERMINATION

        7.1 Term. The Initial Term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the provisions of the Agreement, shall continue until the End Date ("Initial Term"). If Avistar gives Tandberg written notice of Avistar's desire to renew this Agreement, no earlier than [*} and no later than [*], and Tandberg does not give Avistar written notice objecting to such renewal within thirty (30) days of the date of Avistar's notice, the End Date shall be automatically extended by an additional one (1) year.

        7.2 Termination.

               (a) The rights of the parties to terminate this Agreement based on the occurrence of one of the events set forth in herein below shall be in addition to any other legal or equitable remedies to which the parties may be entitled. A party wishing to terminate this agreement (a "Terminating Party") based on such occurrence shall first provide written notice to the other party. If such occurrence has not been fully remedied within thirty (30) days of such written notice, the Terminating Party may give further written notice to the other party of the immediate termination of this Agreement and the cancellation, at the discretion of the Terminating Party, of any purchase orders placed hereunder, in whole or in part.

               (b) Either party shall have the right to terminate this Agreement for cause if the other party (i) becomes insolvent, is adjudicated bankrupt, makes an assignment for the benefit of creditors, or if a Receiver or Trustee is appointed for such party or a substantial portion of such party's assets; or
(ii) is otherwise in material breach of the provisions hereof.

               (c) Avistar shall have the right to terminate this Agreement for cause if Tandberg becomes more than sixty (60) days overdue in delivering units of the Tandberg TC 2000 ordered by Avistar (subject to the limitations set forth in Section 2.1 (Ordering and Shipment) above).

        7.3 Effect of Termination. The following provisions shall survive any termination of this Agreement: Section 3.2 (Product Warranty); Section 3.5 (Indemnification); subsection (b) of Section 5.1 (Documentation); Section 5.2 (Combination Products); Section VI (Confidentiality); and Section IX (General).


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.




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VIII    INTERCOMPANY EXCHANGE OF PRODUCTS

               (a) As part of this Agreement, when requested by Tandberg, Avistar will grant Tandberg a non-exclusive, non-transferable, perpetual software license for use by * ("Internal System"). License terms will be pursuant to Avistar's standard terms and conditions applicable to the Avistar System but without cost to Tandberg. Avistar will provide Tandberg the Internal System at no charge. Avistar will offer to install the Internal System at Tandberg's Northern Virginia facilities for which Tandberg will be charged only Avistar's actual time and travel expenses. Tandberg may, however, wish to install the system without Avistar's assistance. Avistar will waive its normal annual maintenance service support fees for the Term of this Agreement. Thereafter, on-going support may be purchased by Tandberg at its option under Avistar's then terms and fees. If Avistar assists with the installation, at the time of installation, Avistar will provide Tandberg user and administration training.

               (b) In exchange for the license grant by Avistar in section (a) above, and to facilitate the demonstration project and joint development activities contemplated by this Agreement, Tandberg will provide Avistar * Tandberg TC 2000 units ("Avistar Units") at no charge to Avistar on a permanent basis which will thereafter be owned by Avistar in accordance with the delivery schedule specified below, or some other schedule as is mutually agreeable to the parties. Tandberg will provide Avistar on-going maintenance support for the duration of this Agreement, for the Avistar Units provided herein. Tandberg will not be required to provide Avistar any installation support for the Avistar Units. Upon termination of this Agreement, Avistar may, at its option, elect on-going support at Tandberg's then current fees and terms.

               *x Tandberg TC 2000 Units:

                *

        Delivery of the above Avistar Units shall be made in accordance with the above table. However, title to * units shall not pass to Avistar until such as as payment has been received for a total of * units. Title to the remaining * units shall not pass to Avistar until such time as Avistar purchases an additional * units.

               (c) Items to be provided by each party are identified in Exhibit B, hereto attached "Equipment List for Demonstration/Development Units". Each party shall be responsible for its own costs of installation and use of the necessary WAN lines and other such equipment, shipping and duties for any demonstration or development units provided to the other party hereunder.


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.


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IX      GENERAL

        9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and the Commonwealth of Virginia. This Agreement is prepared and executed in the English language only and any translation of this Agreement into any other language shall have no effect.

        9.2 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, telegram, telex, telecopier or facsimile transmission and shall be deemed given on personal delivery, five (5) days after deposit in the mail, or on acknowledgment of receipt of electronic transmission. Notices shall be sent as follows:

        Mr. Stephen Heinrichs               cc: Rima Van Hill
        Avistar Systems, L.P                Director of Contracts
        P.O.Box 7097                        1 Palmer Drive
        Incline Village, NV 89452           Glen Mills, PA 19342
        Fax: 702-832-4528                   610-558-2937

        President of Tandberg, Inc.         cc: Peri & Stewart
        360 Herndon Parkway, Suite 2200     108 Baker Street
        Herndon, VA 20171                   Maplewood, NJ 07040
        Fax: 703-709-4232                   973-762-5801

or such other address as the parties may provide to the other in writing from time to time.

        9.3 No Agency. Nothing contained herein shall be construed as creating any employment relationship, agency, partnership or joint venture or other form of joint enterprise between the parties.

        9.4 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be deemed a waiver of the provision itself.

        9.5 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.


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        9.6 Provisional Relief. It is understood and agreed that breach by the parties of Sections 2.2 (Product Availability), 3.5 (Indemnification), V (Documentation, Licenses, Etc.), or VI (Confidentiality) of this Agreement will cause the other party irreparable damage for which recovery of money damages would be inadequate. Therefore, in the event of a breach or threatened breach of any of the provisions listed in the previous sentence, the non-breaching party shall be entitled to seek timely injunctive or other provisional relief to protect its rights under this Agreement in addition to any and all remedies available at law. Such an action may be brought in any court of competent jurisdiction, in federal court, within the United States.

        9.8 Attorneys' Fees. In the event any proceeding, arbitration or lawsuit is brought by Avistar or Tandberg in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

        9.9 Assignment. Neither this Agreement nor any rights or obligations of either party may be assigned or delegated in whole or in part without the prior written approval of the other party, except as part of the acquisition of all or substantially all of the business or assets of a party.

        9.10 Acts of God. Neither party shall be held responsible for any delay of up to six (6) months in performance of this Agreement or any purchase order placed under this Agreement which results from fires, strikes, acts of military authorities, acts of God or acts of the public enemy. If any delay in performance results from any such cause, the party subject to the delay shall promptly notify the other party of the nature and expected duration of the delay and the party injured by the delay may elect to (i) terminate or reschedule any affected purchase order, in whole or in part and/or (ii) suspend its own performance during the period of any delay. This provision shall not excuse any delay of more than six (6) months in the performance of this Agreement or any purchase order.

        9.11 Governmental Consents. Each party represents to the other and warrants that no consent, approval or authorization of or designation, declaration or filing with any governmental agency is required in connection with or as a condition to the valid execution or performance of this Agreement.

        9.12 Confidentiality of Terms. The terms and conditions of this Agreement are confidential. Neither party may disclose the contents of this Agreement without the prior written consent of the other, except to its accountants and legal counsel. However, Avistar shall have the right to identify Tandberg as an Avistar Preferred Supplier.

        9.13 Entire Agreement. This Agreement (including its exhibits) states the entire agreement between the parties with respect to the subject matter hereof. Any provision of Avistar's purchase orders, Tandberg's purchase order acknowledgments or invoices, or any other document that purports to modify or supplement the provisions of this Agreement shall be without force or effect. This Agreement supersedes, and its provisions govern, any prior, concurrent or collateral agreements or other communications, oral or written, with respect to the subject matter hereof. This Agreement may only be changed by a written document signed by the authorized representatives of the parties and dated subsequent to the date hereof.


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        9.14 Full Power. Each party warrants that it has full power to enter into and perform this Agreement and that the person signing this Agreement on behalf of such party has been duly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read, understands and agrees to be bound by the provisions of this Agreement.

        9.15 Facsimile Execution. The parties agree that this Agreement may be executed via facsimile and that it shall be treated as an original, executed copy when signed (via facsimile) by both parties; nevertheless, any one of the parties may require the follow-up exchange of originals in hardcopy by so requesting in writing within five (5) days of facsimile execution.


IN WITNESS WHEREOF, the parties have executed this Preferred Supplier Agreement as of the Effective Date.

AVISTAR SYSTEMS, L.P.                      TANDBERG INC.


By: /s/ Rima Van Hill                      /s/ Illegible
   ----------------------------            -------------------------------------
Printed Name:                              Printed Name:
Title:                                     Title:


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EXHIBIT A: TANDBERG TC 2000 SPECIFICATIONS AND DELIVERABLES AS OF THE EFFECTIVE
DATE

FOR PURPOSES OF THIS AGREEMENT, THE SPECIFICATIONS FOR THE TANDBERG TC 2000 INCLUDING THE FOLLOWING DOCUMENTS:

-  Avistar's Video Network Gateway Requirements (VNG), attached

-  Tandberg TC 2000 Detailed Product Specifications applicable as of *

-  Tandberg TC 2000 Regulatory Certification Listing

-  Current Tandberg TC 2000/Dataport Interface Specifications

IN ADDITION TO ANY SPECIFICS OF EITHER PARTY IDENTIFIED IN THE AGREEMENT, TANDBERG WILL DELIVER TO AVISTAR NO LATER THAN * FROM EFFECTIVE DATE THE
FOLLOWING:

-  Current list of known problems and current failure rates of Tandberg TC 2000

- Schedule for Implementing latency requirements (less than 300 ms round-trip) for shipment date of *

-  Current complete Interface Specifications including latest "MasterVision"

- Dataport User Guide and other related technical data (such MTBF) and sample code

- Technical assistance to Avistar for purposes of integrating Avistar software to the Dataport/Tandberg TC 2000 units.

--------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.



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                         AVISTAR VIDEO NETWORK GATEWAY
                                  REQUIREMENTS

In summary from our RFP, the Video Network Gateway should provide the following functions:

      -  Wide area video and audio connections (H.320)

      -  Telecom connectivity

      -  Multiplexing functionality

      -  Low latency, high performance

      -  T.120 Gateway functionality

      -  Network Management capabilities

      -  Scalable, modular architecture

      -  High reliability

      -  Rack mountable

      -  Low cost

Avistar proposes the Video Network Gateway could be developed in three phases. The following features should be contained in the first phase:

      -  Wide area video and audio connections (H.320)

      -  Telecom connectivity

      -  Multiplexing functionality

      -  Low latency, high performance

      -  30 frames per second - H.261. Full CIF and QCIF, encode and decode

      -  Low latency for voice and video:

            (goal:  Audio Latency                     < 150 ms
                    Audio/video jitter:               < 130 ms
                    Skew (between audio and video):
                        audio advance over video:     < 20 ms
                        audio delay over video:       < 120 ms

               Note: while this may not be possible the first release, this remains the goal. The first release will meet it or will be substantially less than 250 ms latency)

      -  High reliability (these are deployed for use 24 hours/day, 7 days/week)

      -  One composite Video Input/Output NTSC/PAL per codec card

      -  One line level audio Input/Output G.711, G.722 and G.728 per codec card

      -  H.221 and BONDING Mode 1.

      -  Telecom connectivity to support the following interfaces: V.35, 3BRI

      - Low cost - achievable either through single units in individual chassis or a chassis holding multiple cards (not either solution must be able to be installed in a standard telecom rack)

The following functions should be provided in the second phase of deployment:

      - Control of multiple gateways through a single interface (single serial connection from the PC for instance)

      -  Improved Network Management capabilities remote diagnostics

      - Control of Gateway through Ethernet interface (nice for remote control when necessary).

The final phase should include the following features:

      - Video Compression that improves continuously all the way up to T1/E1 speeds.

      -  Network speeds up to T1/E1

      - Telecom connectivity to support the following interfaces: V.35, 3BRI, 4BRI, fractional T1/E1

      -  T.120 Gateway functionality through TCP/IP and/or Q.933 over MLP

      - Telecom connectivity to support the following interface: PRI, switched 56/64, V.35/RS-366 if needed.

System reliability is of utmost importance to Avistar. To this end, we believe that the codec manufacturer should be free to choose the best method to achieve this goal and running under a PC operating system such as Windows NT may not yet be the best way to achieve that goal. Therefore, the following features are no longer mandatory at this time and may not be in the future if they still do not make sense:

      -  Windows NT Operating System

      -  Capacity to provide more than one codec card talking to a network card.

      -  Codec and Network cards to support MVIP bus.

      - Rack mountable chassis to support up to 10 channels (4 channels minimum)

      -  Multiple "channels" - minimum 4 in rack-mountable chassis

      - Single channel solution using the same codec card in a desktop or tower style PC running the NT operating system. To be provided with V.36 and ISDN API's.

                                             Confidential Treatment Requested by
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EXHIBIT B: EQUIPMENT LIST FOR DEMONSTRATION/DEVELOPMENT UNITS

* AVISTAR SYSTEMS, PER SECTION 8

* TANDBERG TC 2000 UNITS, PER SECTION 8

Attachments: Avistar Order and License Agreement with Schedule A and B.


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.




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                                    EXHIBIT C


[AVISTAR LOGO]
505 Hamilton Avenue
Palo Alto,  CA  94301

                            NON-DISCLOSURE AGREEMENT

This Agreement is made and entered into this _________ (hereinafter "Effective Date") by and between Avistar Systems, L.P., with offices at the above address ("Avistar") and __________, (hereinafter "Company") with offices at __________, and shall govern disclosure of information disclosed during the period of one year from the Effective Date ("Disclosure Period").

Whereas, each of the above parties have developed and continue to develop one or more of the following: software, programs, technologies, processes, business opportunities and/or strategies which the owning party considers to be its confidential and proprietary information ("Confidential Information") as further described below; and

Whereas, the parties desire that certain Confidential Information be disclosed to each other in connection with __________: ("Purpose");

NOWTHEREFORE, the parties agree to maintain and protect the confidentiality of Confidential Information under the following terms and conditions:

DEFINITIONS

"Company" as used here shall mean the legal entity or representative of the legal entity identified above as the Company . "Confidential Information" as used herein shall mean any Information of the disclosing party that is not released publicly which it discloses to the other party (i.e. the Recipient) under this Agreement which the disclosing party considers to be proprietary and confidential in nature, disclosed in written or other tangible form, clearly marked "Confidential" and with the date of disclosure, provided that, Confidential Information shall also includes information orally disclosed to Recipient if it is indicated at the time of disclosure to be Confidential Information. Confidential Information includes but is not limited to technical, marketing, operating, performance, business pricing policies, programs, data systems, inventions, discoveries, trade secrets, techniques, and all record bearing media containing or disclosing such information and techniques that are disclosed pursuant to this agreement. Company acknowledges that information provided by Avistar may include a combination of information which is Confidential Information and information which may be publicly known at the time it is disclosed.

1. Use of Information.

A Recipient's duty to protect Confidential Information disclosed under this Agreement expires three (3) years from the end of the Disclosure Period. Prior to such expiration a Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as the Recipient uses to protect its own Confidential Information of like nature. The Recipient shall not disclose Confidential Information to any third party nor use it for any purpose


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                                             Confidential Treatment Requested by
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other than as specifically authorized under this Agreement. Recipient agrees that only those employees with a need to know such Confidential Information and who agree to be bound by the provisions of this Agreement will be granted access to any Confidential Information. Confidential Information may not be copied or reproduced without first obtaining written permission from the disclosing party. All Confidential Information disclosed to Recipient under this Agreement shall remain the property of the disclosing party.



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                                             Confidential Treatment Requested by
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2. Disclaimer.

Neither party shall have any obligation to disclose to the other party nor to obtain from the other all Confidential Information under this Agreement. No rights, licenses or obligations other than those expressly authorized under this Agreement are to be implied from this Agreement.

3. Remedies.

The parties agree that a breach of this Agreement would result in considerable damage to the other, and that the non-breaching party reserves the right to seek redress for such breach at law or equity or both as may be necessary and required under the circumstances.

4. Termination.

This Agreement shall terminate one (1) year from the Effective Date or upon completion of the Evaluation, whichever occurs first; however, the provisions of
Section 1 and 3 shall survive any termination or expiration of this Agreement.

5. Entire Agreement.

This is the entire agreement between the parties relating to the subject matter hereof and no waiver or modification of the Agreement shall be valid unless in writing and signed by each party. This Agreement shall be construed and interpreted in accordance with the laws of the state of California without reference to conflict of law principles.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed on the Effective Date:

Avistar Systems, L.P.                       COMPANY (                          )

Signature:                                  Signature:
          ---------------------------                 --------------------------
Name:                                       Name:
     --------------------------------            -------------------------------
Title:                                      Title:
      -------------------------------             ------------------------------
Date:                                       Date:
     --------------------------------            -------------------------------



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                               MODIFICATION #1 TO
         PREFERRED SUPPLIER AGREEMENT DATED JUNE 24, 1997 ("AGREEMENT").
          Effective Date of Modification 9-18-98 ("Modification Date").


The parties hereby agree that as of the Modification Date, Section 3.4 of the Agreement is hereby replaced, in its entirety, to now read as follows:

        3.4 Service and Support

               (b) First Line Maintenance Support. Commencing on the Modification Date, Avistar shall pay an annual Support Fee to Tandberg which shall be equal * of the purchase price of each TC 2000 unit times the number of units purchased in such term, to be paid incrementally, at time of purchase. Consistent with the warranty term specified in Section 3.2(a) of the Agreement, the annual support term for each TC 2000 unit shall extend from the earlier of
(i) *; or (ii) *. To cover the TC 2000 units purchased prior to the Modification Date, Avistar shall pay Tandberg a *. A list of such previously purchased units are attached hereto as Exhibit 1. The * shall be invoiced by Tandberg in conjunction with execution of this Modification #1 and payment shall be due promptly * from Avistar's receipt. In consideration for such Support Fee, Tandberg shall provide Avistar all updates and enhancements (including applicable manuals and documents) which are released for the Tandberg TC 2000 during any term of this Agreement, in a form which allows Avistar to copy and transfer the updates and associated documentation ("Releases") to its Customer. Avistar shall be responsible for the testing, distribution and installation of such Releases to its customers utilizing the software release key provided to it by Tandberg based on the serial number of each TC2000 unit. Additionally, an extension of the warranty provided in Section 3.2 above, including advance replacements for hardware failures shall be provided as part of the Support Fee. In the event Avistar requires on-site support or assistance from Tandberg on its behalf or on behalf of Avistar customers, the parties will first mutually agree, in writing, acceptable rates for on-site support. Avistar shall be permitted to elect a `no-support' option whereby, on each anniversary date of this Agreement, Avistar may choose not to pay the Support Fee and Tandberg shall have no further obligation to provide Avistar the afore mentioned Releases.

Except as expressly modified by this Modification #1, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Modification #1 to be executed by their authorized representatives:

AVISTAR SYSTEMS CORPORATION               TANDBERG INC.


By: /s/ Rima Van Hill                     /s/ Illegible
   ------------------------------         --------------------------------------
Printed Name/Title:                       Printed Name/Title:
Date:                                     Date:


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.


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       MODIFICATION #2 TO PREFERRED SUPPLIER AGREEMENT DATED JUNE 24, 1997
  ("AGREEMENT"). Effective Date of Modification 1-11-98 ("Modification Date").

The parties hereby agree that as of the Modification Date, certain terms and conditions of the Agreement, as expressly modified below, shall apply and that this Modification #2 shall take precedence over the terms contained in the Agreement.

1. Payment Schedule for Outstanding Amount: To facilitate prompt payment of the outstanding balance of * ("Outstanding Amount") owed by Avistar to Tandberg for Codecs previously delivered, the parties agree to the following payment schedule which must be strictly adhered to:

               Payment schedule will commence with the first payment of *, to be received by Tandberg no later than close of business *. Thereafter, each subsequent *, a payment of * must be received by Tandberg until the Outstanding Amount has been paid off, i.e., ending payment will be no later than *.

2. New Order: In conjunction with execution of this Modification #2, an Avistar purchase order will be placed for * additional Codec units ("New Order"). The unit price for each Codec on the New Order shall be * plus a per unit maintenance fee of *, for a total of purchase price per unit of *. The total purchase order amount will be * ("New Order Amount").

3. Payment Terms for New Order: Payment terms shall be extended to Avistar for the New Order Amount and shall be strictly adhered to:

               Payment schedule will commence with the first payment of *, to be received by Tandberg no later than close of business *. Thereafter, each subsequent *, a payment of * must be received by Tandberg until the New Order Amount has been paid off, i.e., ending payment will be no later than *.

4. Deliver of New Order: Immediately upon receipt of the payments due to Tandberg on *, Tandberg shall deliver the * Codecs to Avistar, to arrive at Avistar no later than *.


5. Payment Default and Penalties: Strict adherence to the above payment schedules is required.. Any late payments will put Avistar in default of its obligations and will immediately cause the following conditions to come into effect:

        Loss of Discount   Pricing will revert back to contract price of * for
                           the New Order and Avistar will be invoiced a bill-back of *.

        Collections        All outstanding payments will become immediately due
                           and payable.

        Additional Orders  All future orders will be suspended until all payment obligations have been fulfilled.

        To ensure arrival of weekly payments, Tandberg is providing Avistar the following federal express (or other overnight service) account number to which the shipment will be charged:
                                           -------------------------------------

6. Free Codec Systems: Delivery of the `free' Codec systems due Avistar under the Agreement ("Free Systems"), as yet undelivered by Tandberg, are suspended until the Outstanding Amount and the New Order Amount (together "Amounts") have been paid in full. Tandberg agrees to immediately deliver the Free Systems to Avistar upon payment of the Amounts.

7. Additional Orders: Other than the Codecs to be delivered pursuant to the New Order specified in Section 2 above, Tandberg shall have no obligation to accept and deliver against any additional purchase orders from Avistar until such time as Avistar agrees to either:

        (a)     pay off all Amounts prior to delivery of additional orders; or

        (b)     paying cash, in advance, for any such additional orders.

Except as expressly modified by this Modification #2, all terms and conditions of the Agreement shall remain in full force and effect. The parties agree that this Modification #2 may be executed via facsimile and that it shall be considered equivalent to an executed original when signed (via facsimile) by both parties; nevertheless, any one of the parties may require the follow-up exchange of originals in hardcopy by so requesting in writing within five (5) days of facsimile execution.

IN WITNESS WHEREOF, the parties have caused this Modification #2 to be executed by their authorized representatives:

AVISTAR SYSTEMS CORPORATION                 TANDBERG INC.

By: /s/ Gerald Burnett                      /s/ Illegible
   -------------------------------------    ------------------------------------
Printed Name/Title: Dr. G. Burnett - CEO    Printed Name/Title:
                    --------------------                       -----------------

                                                               -----------------

* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.


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                          CORRECTED VERSION OF 6-16-99
       MODIFICATION #3 TO PREFERRED SUPPLIER AGREEMENT DATED JUNE 24, 1997
           ("AGREEMENT"). Effective Date of Modification June 1, 1999
                             ("Modification Date").

The parties hereby agree that as of the Modification Date, certain terms and conditions of the Agreement, as expressly modified below, shall apply and that this Modification #3 shall take precedence over the terms contained in the Agreement.

1. New Order: In conjunction with execution of this Modification #3, an Avistar purchase order will be placed for * additional Tandberg 2500 Codec units ("New Order"). The unit price for each Codec on the New Order shall be * plus a per unit maintenance fee of *, for a total purchase price per unit of * . The per unit maintenance fee shall replace the annual maintenance fee set forth in the Agreement, Section 3.4(b). Notwithstanding the foregoing, the * Codec price shall be subject to a rebate as further described in Section 4 below.

2. Payment Terms for New Order: Payment terms shall be extended to Avistar for the New Order Amount and shall be strictly adhered to:

           Payment terms for all deliveries under the New Order shall be * from shipment and Avistar's receipt of invoice except for the final shipment of * (as further described in Section 3 below) which shall be subject to payment terms of * .

3. Delivery of New Order: Tandberg will ship the * Codecs under this New Order by *, or as soon thereafter as possible. Additional Codec units will be shipped in accordance with the following estimated delivery schedule, as updated from time to time by Avistar, provided that unless otherwise mutually agreed in writing, Tandberg will ship all Codec units under this New Order by no later than * :

        # OF UNITS OF THE * TO BE SHIPPED      EST. SHIP DATE    PAYMENT TERMS
        -----------------------------------    --------------    -------------
        *                                             *                *

4. Rebate for Purchase: Subject to strict adherence to the above payment terms, immediately upon shipment to Avistar of the * Codec unit, Tandberg will issue a rebate equal to * per Codec unit against each of the * Codecs purchased for a total New Order rebate of * ("Rebate"). Avistar may apply the Rebate as a credit towards payments owed Tandberg or may request a check for the Rebate amount. FAILURE BY AVISTAR TO ADHERE TO THE PAYMENT TERMS SET FORTH IN THIS MODIFICATION #3 WILL RESULT IN LOSS OF REBATE.

5. Free Codec Systems: Unless otherwise requested by Avistar, Tandberg agrees to immediately deliver the `free' Codec systems due Avistar under the Agreement ("Free Systems"), as yet undelivered by Tandberg, within one-week of execution of this Modification #3. Free Systems shall be * . Upon delivery of the foregoing, no additional Free Systems are due under the Agreement.

6. Maintenance and Warranty for New Order: All Codec units delivered pursuant to this Modification #3 shall be subject to a * warranty and maintenance support period from shipment ("Term"). Maintenance services shall be as described in the Agreement, including all software upgrades issued during the Term.

7. Additional Orders: Subject to strict compliance with the provisions of this Modification #3, additional Avistar orders in excess of the * Codecs under this New Order shall be subject to a * per unit price plus
        * for maintenance or such other price as the parties may mutually agree at order placement time.

8. Product Changes: In addition to the provisions contained in Section 2 of the Agreement, Tandberg agrees to provide Avistar reasonable advance notice of any significant hardware or software component changes (including changes to the chipset) and to provide Avistar with the following:

         -   detailed description of changes

         -   *  loaner new Codec product for at least 2-months to test

         - the right to have the remainder of this New Order filled with existing product or replacement product depending on the test.

Except as expressly modified by this Modification #3, all terms and conditions of the Agreement shall remain in full force and effect for an additional Agreement renewal term. The parties agree that this Modification #3 may be executed via facsimile and that it shall be considered equivalent to an executed original when signed (via facsimile) by both parties; nevertheless, any one of the parties may require the follow-up exchange of originals in hardcopy by so requesting in writing within five (5) days of facsimile execution.

IN WITNESS WHEREOF, the parties have caused this Modification #3 to be executed by their authorized representatives:

AVISTAR SYSTEMS CORPORATION                    TANDBERG INC.

By: /s/ Rima Van Hill                          /s/ Colin Sturtevant
   ------------------------------------        ---------------------------------
Printed Name/Title:                            Printed Name/Title:
    Rima Vanhill, Director of Contracts
    -----------------------------------        ---------------------------------


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

                                             Confidential Treatment Requested by
                                              Avistar Communications Corporation


       MODIFICATION #4 TO PREFERRED SUPPLIER AGREEMENT DATED JUNE 24, 1997
        ("AGREEMENT"). Effective Date of Modification September 29, 1999
                             ("Modification Date").

The parties hereby agree that as of the Modification Date, certain terms and conditions of the Agreement, as expressly modified below, shall apply and that this Modification #4 shall take precedence over the terms contained in the Agreement and any prior modifications:

1. NEW ORDER: In conjunction with execution of this Modification #4, an Avistar purchase order will be placed for an additional * Tandberg 2500 Codec units ("New Order - 9/99"). The unit price for each Codec on the New Order shall be * plus a per unit maintenance fee of *, for a total purchase price per unit of *. The per unit maintenance fee shall replace the annual maintenance fee set forth in the Agreement, Section 3.4(b). Notwithstanding the foregoing, the * per Codec price shall be subject to a rebate as further described in Section 4 below.

2. PAYMENT TERMS FOR NEW ORDER: Payment terms shall be extended to Avistar for the New Order Amount and shall be strictly adhered to:

           Payment terms for all deliveries under the New Order shall be * from shipment and Avistar's receipt of invoice except that payment for the * Codecs to be delivered on * (as further described in Section 3 below) shall be *.

3. DELIVERY OF NEW ORDER: Tandberg will ship the first * Codecs under this New Order by * , or as soon thereafter as possible. Additional Codec units will be shipped in accordance with the following estimated delivery schedule, as updated from time to time by Avistar, provided that unless otherwise mutually agreed in writing, Tandberg will ship all Codec units under this New Order by no later than *:

        # OF UNITS OF THE * TO BE SHIPPED     EST. SHIP DATE     PAYMENT TERMS
        ---------------------------------     --------------     -------------
        *                                            *                 *

4. REBATE FOR PURCHASE: Subject to strict adherence to the above payment terms, *, immediately upon shipment to Avistar of the * Codec unit (per the above delivery schedule), Tandberg will issue a rebate equal to * per Codec unit against each of the * Codecs purchased for a total New Order rebate of * ("Rebate"). Avistar may apply the Rebate as a credit towards payments owed Tandberg or may request a check for the Rebate amount. FAILURE BY AVISTAR TO TAKE DELIVERY OF ALL UNITS ORDERED OR TO ADHERE TO THE PAYMENT TERMS SET FORTH IN THIS MODIFICATION #4 WILL RESULT IN LOSS OF REBATE.

5.      EXPEDITED DELIVERY SCHEDULE OF MODIFICATION #3 ORDER AND ADDITIONAL
        REBATE: In consideration for the prices and terms set forth hereunder, the parties agree to the following additional terms applicable to the remaining * Codec units to be delivered under Avistar's previous Modification #3 order ("Old Order"). Specifically, Tandberg will ship to Avistar the remaining * Codecs under the Old Order by * or as soon thereafter as possible. Payment terms for the * Codecs will be * from invoicing. All such units shall be subject to a * warranty period. Furthermore, Tandberg agrees to provide Avistar an additional rebate equal to * for each of the * Codecs under the Old Order - i.e. in addition to the * Rebate specified in Section 4 of the Old Order, Tandberg will provide Avistar an additional * rebate for the above referenced * Codecs.

6. MAINTENANCE AND WARRANTY FOR NEW ORDER: All Codec units delivered pursuant to this Modification #4 shall be subject to a * warranty and maintenance support period from shipment ("Term"). Maintenance services shall be as described in the Agreement, including all software upgrades issued during the Term.

7. ADDITIONAL ORDERS: Subject to strict compliance with the provisions of this Modification #4, additional Avistar orders in excess of the * Codecs under this New Order shall be subject to a * per unit price (including * for maintenance) or such other price as the parties may mutually agree at order placement time. The parties agree to negotiate in good faith in the event Avistar wishes to replace this New Order with one that has a substantially larger order quantity.

8. PRODUCT CHANGES: In addition to the provisions contained in Section 2 of the Agreement, Tandberg agrees to provide Avistar reasonable advance notice of any significant hardware or software component changes (including changes to the chipset) and to provide Avistar with the following:

        -   detailed description of changes

        -   * loaner new Codec product for at least 2-months to test

        - the right to have the remainder of this order filled with existing product or replacement product depending on the test.

Except as expressly modified by this Modification #4, all terms and conditions of the Agreement shall remain in full force and effect for an additional Agreement renewal term. The parties agree that this Modification #4 may be executed via facsimile and that it shall be considered equivalent to an executed original when signed (via facsimile) by both parties; nevertheless, any one of the parties may require the follow-up exchange of originals in hardcopy by so requesting in writing within five (5) days of facsimile execution.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS MODIFICATION #4 TO BE EXECUTED BY THEIR AUTHORIZED REPRESENTATIVES:

AVISTAR SYSTEMS CORPORATION                   TANDBERG INC.

By: /s/ Rima Van Hill                         /s/  Illegible
   --------------------------------           ----------------------------------
Printed Name/Title:                           Printed Name/Title:
Rima Vanhill, Director of Contracts
-----------------------------------           ----------------------------------


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.



                                    PAGE 30